UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2009

Energy Recovery, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-34112	01-0616867
(Commission File Number)	(I.R.S. Employer Identification No.)

1717 Doolittle Dr. San Leandro, CA 94577
(Address if Principal Executive Offices)(Zip Code)

510-483-7370
(Registrant’s telephone number, including area code)

1908 Doolittle Dr. San Leandro, CA 94577
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01                      Completion of Acquisition or Disposition of Assets.

On December 21, 2009, Energy Recovery, Inc. (“ERI”) completed its acquisition of Pump Engineering LLC (“PEI”), under a previously announced Agreement and Plan of Merger (the “Merger Agreement”), dated December 2, 2009, with PEI, CFE Acquisition Corporation, a wholly-owned subsidiary of ERI (“Merger Sub”), Roy Radakovich in his capacity as the Company Representative, and U.S. Bank National Association, in its capacity as the Escrow Agent.  Pursuant to the Merger Agreement, PEI was merged with and into Merger Sub (the “Merger”), with Merger Sub which was named Pump Engineering, Inc., a Delaware corporation, being the surviving entity, as a wholly owned subsidiary of ERI.

Pursuant to the Merger Agreement, ERI paid the owners of PEI (i) an initial cash payment of Fourteen Million Five Hundred Thousand Dollars ($14,500,000) and (ii) One Million (1,000,000) shares of ERI’s Common Stock.  ERI also deposited (i) Three Million Five Hundred Thousand Dollars ($3,500,000) in an escrow account which will be paid to the owners of PEI upon the achievement of certain milestones, and (ii) Two Million Dollars ($2,000,000) in an second escrow account, which amount, less those amounts paid to ERI pursuant to the indemnification provisions of the Merger Agreement, will be paid to the owners of PEI eighteen (18) months after the closing of the Merger.

The foregoing description of certain terms of the Merger Agreement does not purport to be complete, and is qualified in its entirety by reference to the full text of such agreement previously filed and incorporated by reference in this report pursuant to Item 9.01(d) below.  The representations and warranties of each party set forth in the Merger Agreement have been made solely for the benefit of the other parties to the Merger Agreement. In addition, such representations and warranties (i) have been qualified by disclosures made to the other parties in connection with the Merger Agreement, (ii) at closing, must only be true and correct subject to the standards contained therein, which may differ from what may be viewed as material by investors and (iii) were made only as of the date of the Merger Agreement, the date the Merger may be consummated, or such other date as is specified in the Merger Agreement.

Item 3.02                      Unregistered Sales of Equity Securities

At the effective time of the Merger on December 21, 2009, ERI issued One Million (1,000,000) shares of ERI's Common Stock in a transaction exempt from registration under the Securities Act of 1933, as amended (the “Act”), by reason of Section 4(2) of the Act and/or Regulation D promulgated under the Act.

Item 8.01                      Other Events

On December 22, 2009, ERI issued a press release, a copy of which is attached hereto as Exhibit 99.1, announcing that the merger under the Merger Agreement had closed.  The press release is incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits.

(a)
Financial statements of businesses acquired. The financial information required by this Item 9.01(a) has not been included with this filing and will be filed by amendment to this Current Report on Form 8-K not later than seventy-one (71)  calendar days after December 28, 2009.

(b)
Pro forma financial information. The financial information required by this Item 9.01(b) has not been included with this filing and will be filed by amendment to this Current Report on Form 8-K not later than seventy-one (71) calendar days after December 28, 2009.

(d)           Exhibits

2.1           Agreement and Plan of Merger dated as of December 2, 2009, by and among Pump Engineering LLC, CFE Acquisition Corporation, Roy Radakovich and U.S. Bank National Association (without schedules and exhibits) (incorporated by reference to Exhibit 2.1 filed with ERI’s Current Report on Form 8-K on December 8, 2009).  The schedules and exhibits to this agreement, as set forth in the agreement, have not been filed pursuant to Item 601(b)(2) of Regulation S-K.  ERI agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.

99.1    Press release dated December 22, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGY RECOVERY, INC.
(Registrant)

Date:	12/23/09	/s/ Thomas Willardson
Thomas Willardson
(Chief Financial Officer)